FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
WITH CHRISTOPHER D. KRYGIER
THIS FIRST AMENDMENT to the Employment Agreement (“First Amendment”) is made and entered into February ___, 2023 by and between Global Water Resources, Inc., a Delaware corporation (the “Company”), and Christopher D. Krygier, a resident of the State of Arizona (the “Executive”).
Executive and the Company are parties to the Employment Agreement entered into and effective as of May 5, 2021 (the “Agreement”). The Company and the Executive now desire to amend the Agreement to reflect the Executive’s promotion to Chief Operating Officer of the Company and to make certain other changes related thereto.
1.    This First Amendment shall be effective as of February 6, 2023.
2.     The first “Whereas” clause of the Recitals set forth in the Agreement is hereby restated in its entirety to read as follows:
WHEREAS, the Company desires to continue to employ the Executive as its Chief Operating Officer, and the Executive desires to continue such employment; and
3.    Section 1 (Employment) of the Agreement is hereby amended by restating the first sentence thereof to read as follows:
Subject to the terms and conditions of this Agreement, the Company agrees to employ the Executive as its Chief Operating Officer and Executive also shall serve as the Vice President of Global Water, LLC and all regulated utility subsidiaries of the Company.
4.    Section 3 (Base Salary) of the Agreement is hereby amended by restating the first sentence thereof to read as follows:
The Company will pay the Executive an annual base salary (“Base Salary”) of $220,000 for the one-year period following the Effective Date, $240,000 for that portion of the following one-year period up to and including February 5, 2023, and $250,000 beginning on February 6, 2023 and remaining at such amount until the time of any adjustment pursuant to the following sentence.
5.    Section 4(A) (Incentive Compensation – Cash Bonus) of the Agreement is hereby amended by restating the first sentence thereof to read as follows:
For each calendar year ending December 31, 2021, 2022 and 2023, (and any years thereafter), the Executive will be eligible to receive up to 17.5%, 20% and 22.5%, respectively, of his then current Base Salary as incentive compensation in the form of a cash bonus.
6.     Section 4(B) (Incentive Compensation – Restricted Stock Units) of the Agreement is hereby amended by restating the first sentence thereof to read as follows:

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For each performance period ending December 31, 2021, 2022 and 2023, (and any years thereafter), the Executive will be eligible to receive up to 17.5%, 20% and 22.5%, respectively, of his then current Base Salary in the form of restricted stock units or such other equity awards as may be issued pursuant to the terms of the Global Water Resources, Inc. 2020 Omnibus Incentive Plan or such successor equity plan (the “Incentive Plan”).
7.     Exhibit A to the Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto and incorporated herein by reference.
8.    As modified and amended by this First Amendment, the Agreement is ratified and confirmed by Executive and the Company.
9.    This First Amendment may be executed in counterparts, each of which shall be deemed to be an original, and both of which shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment to the Employment Agreement as of the date first above written.
COMPANY:
GLOBAL WATER RESOURCES, INC.

By:
Name:    Ron Fleming
Title:    President and CEO

EXECUTIVE:

Christopher D. Krygier

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Exhibit A

Executive Job Description
Chief Operating Officer

Our Chief Operating Officer, also known as a COO, will be responsible for Arizona Corporation Commission regulatory matters and business development including business growth, acquisition management, and generally for creating and implementing short-term and long-term strategic goals and change management activities for the Company based on regional and public water company competitive markets. The COO has the following job duties:

•Direct responsibility over the General Manager and all related departments and personnel within the utility operations organizational chart
•Oversee related company operations and employee productivity, building a highly inclusive culture that ensures team members can thrive and that organizational goals are met
•Collaborate with CEO and CFO in setting and driving organizational vision, operations strategy, and hiring levels
•Translate strategy into actionable steps for growth, implementing organization-wide goal setting, performance management, and annual operations planning
•Ensure compliance with national and local utility regulations, and take appropriate action when necessary
•Analyze internal operations and identify areas for process enhancement
•Implement business strategies and plans that align with the short- and long-term objectives developed in tandem with CEO and CFO
•Manage capital investments and expenses aggressively to ensure that the company achieves investor targets for growth and profitability
•Prepare detailed updates and forecasts
•Build and maintain trusting relationships with key customers, clients, partners, and stakeholders
•Oversight of all ACC matters including rate cases, regulatory compliance, CCN permits, strategy, etc.
•Acquisitions (target identification, negotiations, financing, diligence and consolidation)
•Developing new business ventures, water and wastewater related
•Collaborating with other executives for strategic initiatives
•Communicating organizational goals
•Determining areas of improvement or growth
•Managing marketing research initiatives and teams
•Analyzing competitors and data

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